[Firm Letterhead]

                     Independent Auditor's Consent




The Board of Directors
Carolina First Corporation

We consent to the use of our report dated February 3, 1995 included in Carolina First Corporation's form 10-K for the year ended December 31, 1994, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus contained in the registration statement (on form S-3) for 2,000,000 shares of Common Stock.

                                        ELLIOT, DAVIS & COMPANY, L.L.P.

Greenville, South Carolina              /s/ Elliott, Davis & Company, LLP
February 23, 1998